                              FINANCIAL STATEMENTS

                                  EXHIBIT 99.1

                            FINANCIAL STATEMENTS AND
                              SUPPLEMENTAL SCHEDULE

                                WILMINGTON TRUST

                               THRIFT SAVINGS PLAN

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WILMINGTON TRUST THRIFT SAVINGS PLAN

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

Years ended December 31, 2003 and 2002

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm ..................   1

Statements of Net Assets Available for Benefits ..........................   2

Statements of Changes in Net Assets Available for Benefits ...............   3

Notes to Financial Statements ............................................   4

SUPPLEMENTAL SCHEDULE

Schedule H, Line 4i - Schedule of Assets (Held at End of Year) ...........   9

KPMG

     KPMG LLP
     1601 Market Street
     Philadelphia, PA 19103-2499

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Wilmington Trust
Benefits Administration Committee:

We have audited the accompanying statements of net assets available for benefits of Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002 and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                     /s/ KPMG LLP

Philadelphia, Pennsylvania
June 4, 2004

          KPMG, LLP, a U.S. limited liability
          partnership, is the U.S. member firm
          of KPMG International, a Swiss
          cooperative.

WILMINGTON TRUST THRIFT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                         December 31
                                                     2003            2002
                                                     ----            ----
ASSETS

     Investments, at fair value                  $127,518,384   $ 97,618,127
     Participant loans                              2,622,477      2,448,026
     Contributions receivable - Employer               86,348         72,492
                                Participants          265,015        214,713
                                                 ------------   ------------

     NET ASSETS AVAILABLE FOR
     BENEFITS                                    $130,492,224   $100,353,358
                                                 ============   ============

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                             Year Ended December 31
                                                                              2003           2002
                                                                              ----           ----
ADDITIONS

   Investment income:
         Net appreciation (depreciation) in fair value of investments   $  20,269,203    $ (18,947,852)
         Interest                                                                  69              123
         Dividends                                                          1,163,787          692,185
         Participant loan interest                                            149,469          185,324
                                                                        -------------    -------------
                                                                           21,582,528      (18,070,220)
   Contributions:
         Employer                                                           3,208,380        3,014,800
         Employee                                                           9,386,441        8,749,785
                                                                        -------------    -------------
                                                                           12,594,821       11,764,585

   Transfers from other plans:
         Rollovers from other plans                                           812,433          402,479
                                                                        -------------    -------------

               Total additions                                             34,989,782       (5,903,156)

DEDUCTIONS
         Benefits paid to participants                                      4,789,046        4,940,093
         Administrative expenses                                               61,870          111,019
                                                                        -------------    -------------
               Total deductions                                             4,850,916        5,051,112
                                                                        -------------    -------------

               NET INCREASE/(DECREASE)                                     30,138,866      (10,954,268)

               NET ASSETS AVAILABLE FOR BENEFITS
                          AT BEGINNING OF YEAR                            100,353,358      111,307,626
                                                                        -------------    -------------

               NET ASSETS AVAILABLE FOR BENEFITS
                          AT END OF YEAR                                $ 130,492,224    $ 100,353,358
                                                                        =============    =============

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The fair value of shares owned by the Plan in pooled separate accounts and mutual funds is stated at the net asset value at the close of business on the last business day of the Plan year. Loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of assets and unrealized appreciation (depreciation) of assets are combined in the financial statements as net appreciation (depreciation) in fair value of investments.

Benefits are recorded when paid.

It is the policy of Wilmington Trust Corporation (the Corporation) and its subsidiaries (collectively, the Company) to reclassify prior year financial statements to conform to the current year's presentation. Such reclassifications have no effect on the Plan's net assets available for benefits.

NOTE B - DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Subject to limitations of the Internal Revenue Code (IRC), for 2002 and 2003, employees could contribute 1% to 15% of their base salaries and profit-sharing bonus earnings, with the first 6% pre-tax contribution eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the first date of employment. Participation in the Plan is voluntary and participants have the option to invest in various securities. Participants may change their investment options daily and the level of their investments quarterly.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE B - DESCRIPTION OF THE PLAN (CONT.)

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings (losses). The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2003 and 2002 were $56,124 and $91,912, respectively.

For 2003 and 2002, the Company paid the expenses of the Plan, except for the investment management fees paid by the participants invested in the non-Wilmington funds.

The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants' accounts. Interest rates on outstanding loans range from 5.25% to 10.75%.

The Company has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Department of Wilmington Trust Company (WTC), a wholly-owned subsidiary of the Corporation, the Plan sponsor.

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which WTC is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 is as follows:

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE C - INVESTMENTS (CONT.)

                                                   2003          2002
                                                   ----          ----
*Stable Value Fund                             $15,557,141   $        --

*Corporation Common Stock Fund                  20,692,220    18,278,111

*Fidelity Adv Small Cap Sep Acct                 5,097,192            --

*Wilmington International Multi-Manager Fund     7,270,736            --

*Wilmington Broad Market Bond
   Portfolio                                    10,287,390    11,307,263

*Wilmington Trust Money Market Fund                     --    12,438,246

*Wilmington Small Cap Core Fund                 16,011,068    13,091,130

*Wilmington Large Cap Value Fund                16,121,009    12,877,968

*Wilmington Large Cap Growth Fund               16,803,500    13,346,932

*Indicates parties-in-interest

During 2003 and 2002, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated/(depreciated) in fair value as determined by quoted market prices as follows:

                                    Year Ended December 31
                                     2003           2002
                                     ----           ----
Mutual Funds                    $ 13,184,932    $(17,649,791)

Pooled Separate Accounts           4,091,709      (1,989,813)

Corporation Common Stock Fund      2,599,416         691,752

Common/Collective Trust              393,146              --
                                ------------    ------------

                                $ 20,269,203    $(18,947,852)
                                ============    ============

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE D - INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated August 7, 2001, stating that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation. The Plan has been amended since receiving the determination letter and has requested an updated determination letter from the Internal Revenue Service for the amended plan, but has not yet received it. However, the Plan administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, the Plan continues to qualify under Section 401(a) and the related trust continues to be tax-exempt as of December 31, 2003. Therefore, no provision for income taxes is included in the Plan's financial statements.

NOTE E - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                     December 31
                                                2003             2002
                                                ----             ----
Net assets available for benefits per the
    financial statements                    $ 130,492,224    $ 100,353,358
Amounts allocated to withdrawn
    participants                               (1,028,097)        (498,790)
                                            -------------    -------------
Net assets available for benefits per
    the Form 5500                           $ 129,464,127    $  99,854,568
                                            =============    =============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                              Year ended            Year ended
                                                          December 31, 2003     December 31, 2002
                                                          -----------------     -----------------
Benefits paid to participants per the financial
   statements                                                $ 4,789,046          $ 4,940,093
Add:Amounts allocated on Form 5500 to withdrawn
   participants at December 31, 2003 and 2002                  1,028,097              498,790

Less: Amounts allocated to withdrawn participants at
   December 31, 2002 and 2001                                   (498,790)            (579,139)
                                                             -----------          -----------

Benefits paid to participants per the Form 5500              $ 5,318,353          $ 4,859,744
                                                             ===========          ===========

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE F - RELATED-PARTY TRANSACTIONS

Plan investments include shares of mutual funds managed by the Company and common stock of the Company. WTC is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by the Company for the years ended December 31, 2003 and 2002.

NOTE G - SUBSEQUENT EVENT

Effective April 2, 2004, the Plan added four new investment funds. The funds are Fidelity Advisors Equity Growth Fund (I Shares), Vanguard Windsor II Fund, American Century Small Company Fund, and Fidelity Advisors Diversified International Fund (I Shares). These funds replaced Fidelity Advisors Equity Growth Fund (T Shares), Putnam Equity Income Fund, Fidelity Advisors Small Cap Fund, and Fidelity Overseas Fund (T Shares), respectively.

         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

WILMINGTON TRUST THRIFT SAVINGS PLAN

EIN 51 0291463
PLAN NUMBER 002
PLAN YEAR 01/01/2003 TO 12/31/2003

(A)             (B)                             (C)                             (D)           (E)
        IDENTITY OF ISSUER,           DESCRIPTION OF INVESTMENT
             BORROWER,         INCLUDING MATURITY DATE, RATE OF INTEREST,     SHARES/
      LESSOR OR SIMILAR PARTY      COLLATERAL, PAR OR MATURITY VALUE           UNITS     CURRENT VALUE
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Pooled Separate Accounts
 *   Company                   PRIN LG CP STK IDX SEP ACCT                    112,169     $ 4,569,965
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Pooled Separate Accounts
 *   Company                   PUTNAM EQUITY INC (M) SEP ACCT                 137,165     $ 3,784,074
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Pooled Separate Accounts
 *   Company                   FID ADV EQUITY GROWTH SEP ACCT                 138,758     $ 4,231,275
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Pooled Separate Accounts
 *   Company                   FID ADV SMALL CAP SEP ACCT                     253,087     $ 5,097,192
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Pooled Separate Accounts
 *   Company                   FID ADV OVERSEAS SEP ACCT                       96,740     $ 2,178,887
------------------------------------------------------------------------------------------------------
     Wilmington Trust          Corporate Stock - Common
 *   Corporation               WILMINGTON TRUST STOCK FUND                  1,463,135     $20,692,220
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Common/Collective Trusts
 *   Company                   WILMINGTON STABLE VALUE FUND                   141,847     $15,557,141
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON BROAD MARKET BOND FUND            1,014,535     $10,287,390
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON LARGE CAP CORE                      189,745     $ 2,785,450
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON LARGE CAP STRATEGIC                  84,213     $   920,444
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON LARGE CAP VALUE                   1,779,361     $16,121,009
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON MID CAP STRATEGIC                    32,298     $   366,586
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON LARGE CAP GROWTH                  1,693,901     $16,803,500
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON REAL ESTATE PTFOLIO                  13,813     $   154,020
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON SMALL CAP CORE                    1,574,343     $16,011,068
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON SMALL CAP STRATEGIC                  53,311     $   638,671
------------------------------------------------------------------------------------------------------
     Principal Life Insurance  Registered Investment Company
 *   Company                   WILMINGTON INTL MULTI-MGR                    1,021,171     $ 7,270,736
------------------------------------------------------------------------------------------------------
                               Range of Interest Rates
 *   Participant Loans         Rates Range From  5.25% To 10.75%            2,622,477     $ 2,622,477
------------------------------------------------------------------------------------------------------
                               Savings Accounts
 *   Wilmington Trust Company  Rates Range From  .09% To .19%                  48,756     $    48,756
------------------------------------------------------------------------------------------------------

*Indicates parties-in-interest